CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


Chevron Corporation:

We hereby consent to the incorporation by reference in the registration statement on Form S-4 of Chevron Corporation of our report dated February 7, 2000 relating to the combined balance sheets of the Caltex Group of Companies as of December 31, 1999 and 1998 and the related combined statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears on page C-9 of Chevron Corporation's Annual Report on Form 10K for the year ended December 31, 1999 and on page 4 of the Caltex Group of Companies combined financial statements, which have been filed as part of Texaco Inc.'s Annual Report on Form 10K for the year ended Decmeber 31, 1999. We also consent to the reference of our firm under the heading "Experts" in the joint proxy statement / prospectus.




                                        /s/ KPMG

Singapore

January 21, 2001